GuideStone Funds Medium-Duration Bond Fund
                                 (the "Fund")

CUSIP: 00846UAE1
Quarterly Report from Adviser for the Quarter Ending 9/30/2009

PROCEDURES PURSUANT TO RULE 10f-3*

(1)  Name of Underwriters
Barclays Capital, CGMI, Credit
Suisse, BNP Paribas Securities,
GS&Co., Standard Charter Bank,
Utendahl Capital Markets

(2)Name of Issuer
AGILENT TECHNOLOGIES INC.

(3)  Title of Security
A 5 1/2 09/14/15

(4)  Date of Prospectus or First Offering
9/9/2009

(5)  Amount of Total Offering
500,000,000

(6)  Unit Price
99.687

(7)  Underwriting Spread or Commission
0.60%

(8)  Rating
BBB-/BBB

(9)  Maturity Date
9/14/2015

(10)  Current Yield
5.517%

(11)  Yield to Maturity
5.562%

(12)  Subordination Features
Sr. Unsecured


[Page Break]
*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.


PROCEDURES PURSUANT TO RULE 10f-3 - Continued

(13) Nature of Political Entity, if any, including in the case of revenue bonds, underlying entity supplying the revenue
N/A

(14)  Total Par Value of Bonds Purchased
575,000

(15)  Dollar Amount of Purchases ($)
573,200

(16)  Number of Shares Purchased
575,000

(17) Years of Continuous Operation (excluding municipal securities; see (25)(d) below)
The company has been in continuous
operation for greater than three years.

(18)  % of Offering Purchased by Fund
0.115%

(19)  % of Offering Purchased by all other GSAM
managed Portfolios and Accounts
6.885%

(20)  Sum of (18) and (19)**
7.00%

(21)  % of Fund's Total Assets applied to Purchase
0.26%

(22) Name(s) of Underwriter(s) or Dealer(s) from whom Purchased
Credit Suisse

(23)  Is the Adviser, any Sub-Adviser or any person of
which the Adviser or Sub-Adviser is an "affiliated
person", a Manager or Co-Manager of the Offering?
Yes ___X____     No________

(24) Were Purchases Designated as Group Sales or otherwise allocated to the Adviser, any Sub-Adviser or any person of which the Adviser or Sub-Adviser is an "affiliated person"?
Yes_________  No ___X_____

(25)  Have the following conditions been satisfied:
      (a)   The securities were part of an issue
            registered under the Securities Act of
            1933, as amended, which is being offered to the public, or were U.S. government securities, as defined in Section 2(a)(29) of the Securities Exchange Act of 1934, or were securities sold in an Eligible
PROCEDURES PURSUANT TO RULE 10f-3 - Continued

             Foreign Offering or were securities sold
             in an Eligible Rule 144A Offering?
             Yes___X____   No_________

      (b    The securities were purchased prior to
            the end of the first day on which any
            sales to the public were made, at a price
            that was not more than the price paid by
            each other purchaser of securities in that
            offering or in any concurrent offering of
            the securities (except, in the case of an
            Eligible Foreign Offering, for any rights
            to purchase required by law to be granted
            to existing security holders of the issue)
            or, if a rights offering, the securities were
            purchased on or before the fourth day
            preceding the day on which the rights
            offering terminated.
            Yes___X___    No_________

      (c)   The underwriting was a firm commitment underwriting?
            Yes___X___   No_________

      (d)   With respect to any issue of municipal
            securities to be purchased, did the
            securities receive an investment grade
            rating from at least one unaffiliated
            nationally recognized statistical rating
            organizations, or if the issuer of the
            municipal securities to purchased, or the
            entity supplying the revenues from which
            the issue is to be paid , shall have been in
            continuous operation for less than three
            years (including the operation of any
            predecessors), did the securities receive
            one of the three highest ratings from one
            such rating organization?
            Yes__N/A__    No_________

/s/ Steve Goldman
Portfolio Manager